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                                                                     EXHIBIT 5.1

                           GREENBERG TRAURIG, L.L.P.

                        1750 TYSONS BOULEVARD, SUITE 1200

                          TYSONS CORNER, VIRGINIA 22102

                                                              May 31, 2000

UbiquiTel Inc.
1 Bala Plaza, Suite 402
Bala Cynwyd, Pennsylvania 19004

         Re:      UBIQUITEL INC.
                  Registration Statement on Form S-1

Ladies and Gentlemen:

         We have acted as counsel to UbiquiTel Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-1 (File No. 333-32236) (the "Registration Statement") by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), to register the offering and sale by the Company of up 16,675,000 shares (including 2,175,000 shares subject to the underwriters' over-allotment option) of common stock, par value $.001 per share, of the Company (the "Shares").

         In this regard, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Certificate of Incorporation, as amended to date, and the Bylaws of the Company, as amended to date; (c) resolutions of the Company's Board of Directors authorizing the preparation and filing of the Registration Statement and the offering and issuance of the Shares; and
(d) such other records and documents as we have deemed relevant in rendering this opinion. In our review, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently verifying the accuracy of such representations, certificates, documents, records and instruments.

         Based on the foregoing review, we are of the opinion that the Shares have been duly and validly authorized and, when issued and delivered by the Company and paid for in accordance with the terms of the Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus comprising a part of the Registration Statement. In giving this consent, we do not hereby admit that we are included within the category of persons whose consent is required under
Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

                                            Very truly yours,

                                            GREENBERG TRAURIG, L.L.P.


                                            /S/ GREENBERG TRAURIG, L.L.P.
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